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                                                              EXHIBIT 4.2
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                         REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                         DREYER'S GRAND ICE CREAM, INC.

                                      AND

                             NESTLE HOLDINGS, INC.

                           DATED AS OF JUNE 14, 1994









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                               TABLE OF CONTENTS*



SECTION 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.  Securities Subject to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         (a)     Registrable Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (b)     Holders of Registrable Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 3.  Demand Registrations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         (a)     Demand by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (b)     Effective Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (c)     Registration Statement Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (d)     Selection of Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (e)     Registration of Other Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (f)     Priority in Requested Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 4.  Piggyback Registrations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

         (a)     Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (b)     Underwriter's Cutback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (c)     No Effect on Demand Registrations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 5.  Hold-Back Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

         (a)     Restrictions on Public Sale by Holders of
                 Registrable Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         (b)     Restrictions on Public Sale by the Company and Others  . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 6.  Registration Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 7.  Registration Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 8.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         (a)     Indemnification by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (b)     Indemnification by Holder of Registrable Securities  . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (c)     Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 9.  Rule 144  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

_______________________
* This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.


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
SECTION 10.  Participation in Underwritten Registrations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

SECTION 11.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

         (a)     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         (b)     No Inconsistent Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         (c)     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         (d)     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         (e)     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         (f)     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         (g)     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         (h)     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         (i)     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         (j)     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20





                                     S-ii
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                 THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of June 14, 1994 and entered into by and between DREYER'S GRAND ICE CREAM, INC., a Delaware corporation (the "Company") and NESTLE HOLDINGS, INC., a Delaware corporation (the "Purchaser").

                 This Agreement is made pursuant to the Stock and Warrant Purchase Agreement dated as of May 6, 1994 by and between the Company and the Purchaser (the "Purchase Agreement"). In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the Closing under the Purchase Agreement. Capitalized terms used herein but not otherwise defined shall have the meaning assigned such terms in the Purchase Agreement.

                 The parties hereby agree as follows:

                 SECTION 1.  Definitions.

                 As used in this Agreement, the following capitalized terms shall have the following meanings:

                 Agent: Any Person authorized to act and who acts on behalf of the Purchaser with respect to the transactions contemplated by this Agreement.

                 Common Shares: The shares of the common stock, par value $1.00 per share, of the Company.

                 Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

                 GECC Registration Rights Agreement: That certain Registration Rights Agreement dated as of June 30, 1993 by and between the Company and General Electric Capital Corporation ("GECC"), Trustees of General Electric Pension Trust ("GEPT"), and GE Investment Private Placement Partners, I ("GEIPPP" and together with GECC and GEPT, "GE"), as in effect on the Effective Date.

                 NASD:  National Association of Securities Dealers, Inc.

                 Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                 Preemptive Rights: The preemptive rights granted to the Purchaser by the Company pursuant to Section 5.4 of the Purchase Agreement.

                 Preemptive Rights Shares: Any Common Shares acquired by the Purchaser pursuant to the Preemptive Rights.





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                 Prospectus:  The prospectus included in any Registration
Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                 Registrable Securities: (i) the Common Shares acquired by the Purchaser pursuant to the terms of the Purchase Agreement, (ii) the Warrant Shares, (iii) the Right of First Refusal Shares, and (iv) the Preemptive Rights Shares. Registrable Securities shall also include any securities which may be issued or distributed with respect to, or in exchange for, such Registrable Securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) such Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and they may be publicly resold without subsequent registration under the Securities Act or in compliance with Rule 144 thereunder; provided, further, however, that any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities, and any securities that are issued or distributed in respect of securities that have ceased to be Registrable Securities are not Registrable Securities.

                 Registration: A Demand Registration (as defined in Section 3) or a Piggyback Registration (as defined in Section 4) of the Company's securities for sale to the public under a Registration Statement.

                 Registration Expenses:  See Section 7 hereof.

                 Registration Statement: Any registration statement of the Company filed with the Securities and Exchange Commission under the rules and regulations promulgated under the Securities Act which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

                 Right of First Refusal Agreements: That certain Right of First Refusal Agreement dated as of the date hereof by and between the Purchaser and T. Gary Rogers, Kathleen T. Rogers, and the Rogers Revocable Trust, and that certain Right of First Refusal Agreement dated as of the date hereof by and between the Purchaser and William F. Cronk, III, Janet M. Cronk, and the Cronk Revocable Trust.





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                 Right of First Refusal Shares:  Any Common Shares and any
other voting securities of the Company acquired by the Purchaser pursuant to the Right of First Refusal Agreements.

                 Securities Act: The Securities Act of 1933, as amended from time to time.

                 SEC:  The Securities and Exchange Commission.

                 Underwritten Registration or Underwritten Offering: A Registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                 Warrants: The Series A Warrants and Series B Warrants, each to purchase Common Shares, issued and sold pursuant to the Purchase Agreement and the Warrant Agreement dated as of the date hereof by and between the Company and the Purchaser (the "Warrant Agreement").

                 Warrant Shares: Any Common Shares issued or issuable upon exercise of any Warrant.

                 SECTION 2.  Securities Subject to this Agreement.

                 (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

                 (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such ownership or right was acquired pursuant to the Purchase Agreement, the Warrant Agreement, the Right of First Refusal Agreements, or the Preemptive Rights, and whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

                 SECTION 3.  Demand Registrations.

                 (a) Demand by Holders. Subject to the transfer restrictions of Section 6.3 of the Purchase Agreement, the holders of Registrable Securities, at any time from and after the Closing, may make three written requests, in the aggregate with respect to all such holders, to the Company for Registration of Registrable Securities representing, in each instance, not less than 600,000 Common Shares under and in accordance with the provisions of the Securities Act; provided, however, that the holders of Excess Shares shall be entitled to make a written request to the Company for one Registration of Excess Shares under and in accordance with the provisions of the Securities Act without regard to the foregoing limitations as to number of requests and minimum number of shares. Any such Registration requested shall hereinafter be referred to as a "Demand Registration." Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof. Upon such request for a Demand Registration, the Company shall use its best efforts to effect the Registration of such Registrable Securities under (i) the





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Securities Act, and (ii) the blue sky laws of such jurisdictions as any holder of such Registrable Securities requesting such Registration or any underwriter, if any, may reasonably request, provided that the Company shall not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this paragraph, be obligated to be so qualified or to consent to general service of process in such jurisdiction. The Company shall also use its best efforts to have all such Registrable Securities registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the holders of a majority of such Registrable Securities to consummate the disposition of such Registrable Securities.

                 (b) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Registration Statement relating to such Demand Registration is declared effective by the SEC and remains effective until the earlier of such time as all the Registrable Securities covered by such Registration Statement have been sold or withdrawn, or 90 days; provided, however, that no Demand Registration shall be deemed to have been effected if (i) such Registration, after it has become effective, is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the selling holders of Registrable Securities, or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Registration are not satisfied, other than by reason of a failure on the part of the selling holders of Registrable Securities.

                 (c) Registration Statement Form. Registrations under this Section 3 shall be on such appropriate registration form of the SEC as shall be selected by the Company and as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such Registration; provided, however that the Company shall include in such registration form, if reasonably requested by the holders of a majority of the Registrable Securities for which Registration is being requested under this Section 3, information which is otherwise required under applicable SEC regulations to be incorporated by reference in such registration form.

                 (d) Selection of Underwriters. If at any time or from time to time any of the holders of the Registrable Securities covered by a Registration Statement desires to sell Registrable Securities in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority of the Registrable Securities included in such offering; provided, however, that the banker(s) and manager(s) so selected must be nationally recognized in the securities field; provided, further, however, that the Company shall have the right to make a reasonable objection to such selection if such objection is based upon the Company's prior experience or relationship with such banker(s) or manager(s).

                 (e) Registration of Other Securities. Whenever the Company shall effect a Registration pursuant to this Section 3, no securities other than Registrable Securities shall be included among the securities covered by such Registration unless the selling holders of a majority of all Registrable Securities to be covered by such Registration shall have consented in writing to the inclusion of such other securities.





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                 (f)      Priority in Requested Registration.  If the Company
shall effect a Registration pursuant to this Section 3 in connection with an Underwritten Offering by one or more holders of Registrable Securities, and if the managing underwriter of such offering shall advise the Company in writing (with a copy to each selling holder of Registrable Securities requesting Registration) that, in its opinion, the number of securities requested to be included in such Registration exceeds the number which can be sold in such offering within a price range acceptable to the selling holders of a majority of the Registrable Securities requested to be included in such Registration, the Company will include in such Registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such Registration, selected pro rata from the Registrable Securities of the selling holders requesting such Registration on the basis of the percentage of the total amount of the Registrable Securities which such selling holders requested to be so registered.

                 SECTION 4.  Piggyback Registrations.

                 (a) Participation. Subject to Section 4(b) hereof, if at any time from and after the Closing under the Purchase Agreement the Company proposes to file a Registration Statement under the Securities Act with respect to any offering of any of its securities, whether or not by the Company for its own account (other than (i) a registration on Form S-4 or S-8 or any successor form to such Forms, or (ii) any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), then, as promptly as practicable, the Company shall give written notice of such proposed filing to each holder of Registrable Securities and such notice shall offer the holders of Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request (a "Piggyback Registration"). Subject to Section 4(b), the Company shall include in such Registration Statement all Registrable Securities requested within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder) to be included in the Registration for such offering pursuant to a Piggyback Registration; provided, however, that if such Registration Statement was the subject of an exercise of a demand registration right pursuant to Section 2.1 of the GECC Registration Rights Agreement, then the Company shall not be obligated to include any Registrable Securities in such Registration without the consent of the selling holders of a majority of all "Registrable Securities" (as defined in the GECC Registration Rights Agreement) included in the Registration (the "GE Holders"); provided, further, however, that such consent shall be deemed to have been given if the GE Holders allow any securities other than "Registrable Securities" (as defined in the GECC Registration Rights Agreement) to be included in such Registration. Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

                 (b) Underwriter's Cutback. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in the Registration for such offering under Section 4(a) or pursuant to other piggyback registration rights granted by the Company, if any (the "Piggyback Securities"), to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if the managing underwriter or





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underwriters of any such proposed Underwritten Offering informs the Company and the holders of such Piggyback Securities in writing that the total amount or kind of securities, including Piggyback Securities, which such holders and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price or distribution of the securities offered in such offering or the timing thereof, then the securities to be included in the Registration for such offering shall be the number of securities that, in the opinion of such underwriter or underwriters, can be sold without an adverse effect on the price, timing or distribution of the securities to be included, selected (i) first, from all securities proposed by the Company to be sold for its own account, if any, (ii) second, and only if all securities proposed by the Company to be sold for its own account have been so included, from (A) the Piggyback Securities and (B) the securities requested for inclusion in such Registration pursuant to the exercise of piggyback registration rights under Section 2.2 of the GECC Registration Rights Agreement (the "GE Piggyback Securities"), provided that if less than 100% of the Piggyback Securities and GE Piggyback Securities are to be included in such Registration, the securities to be so included shall be selected pro rata from the Piggyback Securities and the GE Piggyback Securities, based upon the percentage of the total amount of securities which such selling holders requested to be so registered, and (iii) third, and only if all of the Piggyback Securities and GE Piggyback Securities have been included in such Registration, from any other securities eligible for inclusion in such Registration; provided, however, that if such Registration Statement was the subject of an exercise of a demand registration right pursuant to Section 2.1 of the GECC Registration Rights Agreement and the GE Holders have consented to the inclusion of Piggyback Securities in such offering, then the securities to be included in such Registration shall be selected, after all Registered Securities (as defined in the GECC Registration Rights Agreement) originally proposed to be included in such Registration have been so included, (i) first, from the Piggyback Securities and (ii) second, and only if all the Piggyback Securities have been included in such Registration, from any other securities eligible for inclusion in such Registration.

                 (c) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 4 shall be deemed to have been effected pursuant to Section 3 hereof or shall relieve the Company of its obligation to effect any Registration upon request under Section 3 hereof.

                 SECTION 5.  Hold-Back Agreements.

                 (a) Restrictions on Public Sale by Holders of Registrable Securities. Each holder of Registrable Securities agrees:

                          (1) in the case of an Underwritten Registration in which any such holder is participating, if requested by the managing underwriters of such Underwritten Registration,

                          (2) in the case of an Underwritten Registration in which any such holder is not participating and which is initiated pursuant to the exercise of demand rights under Section 2.1 of the GE Registration Rights Agreement, if requested by the managing underwriters of such Underwritten Registration,





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                          (3)     in the case of a Demand Registration in which
         any such holder is participating and which is not an Underwritten Registration, if requested by the holders of a majority of the Registrable Securities requesting such Registration,

                          (4) in the case of a Piggyback Registration in which any such holder is participating and which is not an Underwritten Registration, if requested by the holders of a majority of the securities requesting such registration, or

                          (5) in the case of a Registration in which any such holder is not participating and which is initiated pursuant to the exercise of demand rights under Section 2.1 of the GE Registration Rights Agreement and which is not an Underwritten Registration, if requested by the holders of a majority of the securities requesting such registration not to effect any public sale or distribution of securities of the Company the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, in such Registration Statement (or registration statement, as the case may be), including a sale pursuant to Rule 144 under the Securities Act, (except as part of an Underwritten Registration) during the 15-day period prior to, and during the 90-day period beginning on, the effective date of any Registration Statement (or registration statement, as the case may be) (except as part of such Registration), to the extent timely notified in writing by the managing underwriters or the holders, as the case may be.

                 The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering any such agreement; provided that any such holder shall undertake, in its request to participate in any such Underwritten Offering, not to effect any public sale or distribution of the applicable class of Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities unless it has provided 60 days' prior written notice of such sale or distribution to the underwriter or underwriters.

                 (b) Restrictions on Public Sale by the Company and Others. The Company agrees:

                          (1) not to effect any public or private sale or distribution of its equity securities, including a sale pursuant to Regulation D under the Securities Act, during the 15-day period prior to, and during the 90-day period beginning on, the effective date of a Registration Statement filed underSection 3 or Section 4 hereof to the extent timely notified in writing by a holder of Registrable Securities covered by such Registration Statement or the managing underwriters (the "Holdback Period") (except as part of such Underwritten Registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms), and

                          (2) to cause each holder of its privately placed equity securities issued by the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during the Holdback Period,





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         including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration, if permitted).

                 SECTION 6.  Registration Procedures.

                 In connection with the Company's registration obligations pursuant to Sections 3 and 4 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                 (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (each a "Public Document"),
         (i) furnish to the selling holders of the Registrable Securities covered by each such Public Document, and the underwriters, if any, copies of each such Public Document (including all drafts of such Public Document which are distributed to the underwriters, and if the subject offering is not an Underwritten Offering, all drafts of such Public Document available to the Company during the 14 day period prior to the initial filing of such Public Document), (ii) allow such holders and underwriters a reasonable opportunity to review and comment upon each such Public Document, (iii) make the Company's representatives available for discussion and consultation regarding the contents of each such Public Document and (iv) consider in good faith all comments proposed by such holders on each such Public Document;

                 (b) prepare and file with the SEC a Registration Statement or Registration Statements relating to the applicable Demand Registration or Piggyback Registration including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective under the Securities Act; and prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement, and such supplements to the Prospectus, as may be requested by any holder of Registrable Securities or any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations otherwise necessary to keep the Registration Statement effective until the earlier of such time as all the Registrable Securities covered by such Registration Statement have been sold or withdrawn, or 90 days; and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                 (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,

                          (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                          (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

                          (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                          (4) if at any time the representations and warranties of the Company contemplated by paragraph (o) below cease to be true and correct, if the effect of such breach would be to cause a failure of a condition to the closing of the underwriting or purchase agreement,

                          (5)     of the receipt by the Company of any
                 notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

                          (6) of the existence of any fact which results in the Registration Statement or the Prospectus containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made;

                 (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                 (e) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                 (f) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                 (g) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto) and such other documents as such selling holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder and underwriters, if any;

                 (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling holder of Registrable Securities or any underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                 (i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                 (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                 (k) if any fact contemplated by paragraph (c)(6) above shall exist, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (l) cause all Registrable Securities covered by the Registration Statement to be quoted on the Nasdaq National Market System or listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

                 (m) not later than the effective date of the applicable Registration Statement, provide the applicable transfer agent with printed certificates for the Registerable Securities which are in a form eligible for deposit with Depositary Trust Company;

                 (n) enter into agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten
         Registration:

                          (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary Underwritten Offerings;

                          (2) obtain opinions of counsel to the Company (which counsel shall have relevant expertise in the matters opined upon) and updates thereof addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such holders and underwriters;

                          (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings;

                          (4) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                          (5) deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with paragraph
                 (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

         The above shall be done at the effectiveness of such Registration Statement, each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may be requested by any selling holder in connection with the disposition of Registrable Securities pursuant to such Registration Statement;

                 (o) make available for inspection by a representative of the holders of a majority of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company to the extent necessary to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

                 (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or, if not sold to underwriters in such an offering, (2) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods;

                 (q) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

                 (r) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) (i) furnish to the selling holders of the Registrable Securities covered by the Registration Statement in which such document is incorporated by reference, and the underwriters, if any, copies of each such document (including all drafts of such document which are distributed to the underwriters, and if the subject offering is not an Underwritten Offering, all drafts of such document available to the Company during the 14 day period prior to the initial filing of such document), (ii) allow such holders and underwriters a reasonable opportunity to review and comment upon each such document, (iii) make the Company's representatives available for discussion and consultation regarding the contents of each such document and (iv) consider in good faith all comments proposed by such holders on each such document.

                 The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                 Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(k) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods during which such Registration Statement shall be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 6(k) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

                 SECTION 7.  Registration Expenses.

                 (a) All expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company, regardless of whether the Registration Statement becomes effective, including without limitation:

                 (1) all registration and filing fees (including with respect to filings required to be made with the SEC and the NASD);

                 (2) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate);

                 (3) printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depositary Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

                 (4) fees and disbursements of counsel for the (i) Company, (ii) the underwriters and (iii) the sellers of the Registrable Securities (subject to the provisions of Section 7(b) hereof);

                 (5) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                 (6) fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than the Company, the underwriters and the selling holders) customarily paid by issuers;

                 (7) fees and expenses of other Persons retained by the Company; and

                 (8) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD (all such expenses being herein called Registration Expenses").

                 The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

                 (b) In connection with each Registration Statement required hereunder, the Company will reimburse the holders of Registrable Securities being registered pursuant to such Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the holders of a majority of such Registrable Securities.

                 SECTION 8.  Indemnification.

                 (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, employees and Agents and each Person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any Prospectus or preliminary prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus or preliminary prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus or preliminary prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus or preliminary prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such holder. This indemnity will be in addition to any liability which the Company may otherwise have. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders of Registrable Securities.

                 If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised by counsel that a conflict of interest exists between the Indemnified Holder and the Company (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment in accordance with this Agreement.

                 (b) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section

15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such holder furnished in writing by such holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                 The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

                 (c) Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or
Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                 The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this
Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(c), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holder, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 SECTION 9.  Rule 144.

                 The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities made after June 14, 1996, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

                 SECTION 10.  Participation in Underwritten Registrations.

                 No Person may participate in any Underwritten Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                 SECTION 11.  Miscellaneous.

                 (a) Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Purchase Agreement and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company represents and warrants that the rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof, including, without limitation, the GECC Registration Rights Agreement.

                 (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of a majority of the Registrable Securities being sold.

                 (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, postage prepaid, telex, telecopier, or air courier guaranteeing overnight delivery, if to:

                 A HOLDER OF REGISTRABLE SECURITIES, at the most current address given by such holder to the Company in accordance with the provisions of this Section 11(d), which address initially is, with respect to the Purchaser:

                          President
                          Nestle Holdings, Inc.
                          c/o Nestle USA, Inc.
                          800 North Brand Boulevard
                          Glendale, California 91203

                 With copies to:

                          James H. Ball, Esq.
                          Senior Vice President and General Counsel
                          Nestle USA, Inc.
                          800 North Brand Boulevard
                          Glendale, California 91203

                 and

                          Wayne F. Erdelack, Esq.
                          Vice President and Deputy General Counsel
                          Nestle USA, Inc.
                          30003 Bainbridge Road
                          Solon, Ohio 44139

                 THE COMPANY, initially to:

                          T. Gary Rogers
                          Chief Executive Officer and Chairman of the Board Dreyer's Grand Ice Cream, Inc.
                          5929 College Avenue
                          Oakland, California 94618

                 and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(d),

                 With copies to:

                          Seth A. Kaplan, Esq.
                          Wachtell, Lipton, Rosen and Katz
                          51 West 52nd Street
                          New York, New York 10019

                 and

                          Edmund R. Manwell, Esq.
                          Manwell & Milton
                          101 California Street, Suite 3750
                          San Francisco, California 94111

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                 (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; provided, however, that after the Closing this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a holder of Registrable Securities unless and to the extent such successor or assign acquired Registrable Securities from such holder.

                 (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                 (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


                           [SIGNATURE PAGE TO FOLLOW]

                 IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       DREYER'S GRAND ICE CREAM, INC.


                                          /s/ T. Gary Rogers
                                       ______________________________
                                       By:    T. Gary Rogers
                                       Title: Chairman of the Board and
                                              Chief Executive Officer


                                       NESTLE HOLDINGS, INC.


                                           /s/ Mario A. Corti
                                       ______________________________
                                       By:     Mario A. Corti
                                       Title: Senior Vice President-Finance





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